CIPHERLOC

Agreement to Acquire SideChannel Inc.

May 18, 2022

SideChannel

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements, including information about management's view of Cipherloc's future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Cipherloc, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to satisfy the closing conditions of the acquisition, our ability to integrate the operations of SideChannel into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents Cipherloc files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Cipherloc's future results. The forward-looking statements included in this press release are made only as of the date hereof. Cipherloc cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Cipherloc undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Cipherloc. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CIPHERLOC HAS AGREED TO ACQUIRE SIDECHANNEL INC TO ACCELERATE GROWTH

REVENUE	CUSTOMERS	PEOPLE	SOFTWARE
$2.6	**50+**	**20+**	**2**
million in revenue for FY Sep 30, 2021	revenue generating clients	security professionals	proprietary products in the pipeline

EXPANDING CYBERSECURITY SERVICE & PRODUCT OFFERING TO MEET CUSTOMER NEEDS

- Increased focus on fast growing emerging and middle market cybersecurity demand
- vCISO platform offers best-in-class solutions to companies underserved by the big players
- vCISO platform provides a channel for proprietary software adoption
- SideChannel vCISO team feeds innovative, relevant software ideas to Cipherloc development teams



It's our mission to make cybersecurity simple & accessible

SideChannel

PROBLEM

Cybersecurity is a critical business function, but the expertise of a Chief Information Security Officer (CISO) is out of reach for most growing companies

Yet the number and cost of every type of cyber attack is on the rise

The largest sector of the U.S. economy–small & mid market companies–is at risk

$463 K

avg. CISO total compensation

2021 CISO BENCHMARK STUDY, IANS RESEARCH

10%

Increase in average total cost of a breach, 2020-2021

COST OF A DATA BREACH 2021, IBM

$4.24 M

avg. cost of a breach

COST OF A DATA BREACH 2021, IBM

SOLUTION

Tailored cybersecurity programs built by experts for less than the cost of a single hire

Quicker than building an in-house team

SideChannel creates access to vetted cybersecurity professionals

What is a CISO?

The executive responsible for security strategy & management


Chief Executive Officer
Chief Technology Officer
Chief Financial Officer
Chief Information Security Officer
Chief Information Officer

53%

of all organizations reports a cybersecurity skills shortage

CSOonline.com, 2019

Why vCISO?

A full-time CISO typically costs an organization $300k-$600k+ per year - a significant cost to an emerging or middle market company.

> “Publicly traded companies are required to have a CISO...All companies should have a named CISO

STEPHANIE BALAOURAS, FORRESTER RESEARCH

CIPHERLOC

OPPORTUNITY

GLOBAL SECURITY MARKET [1]

- **$185B** in 2021
- **$500B** in 2030
- **12%** CAGR through 2030

CYBERSECURITY MARKET CAPS

- Crowdstrike - **$38B** (25x revenue) [2]
- Clouldflare - **$25B** (37x revenue) [2]

PRIVATE COMPANY EVENTS

- Tugboat Logic - **$12M** funding, sold for $100MM to OneTrust (est. 8x revenue)
- Vanta - private, **$53M** funding, (est. 10x revenue)

1 - Grand View Research, April 21, 2022

2 - As of May 6, 2022

CISO DEMAND

"Cybersecurity Chiefs in high demand

WALL STREET JOURNAL, JULY 29. 2021

"3.5 million unfilled cybersecurity jobs by 2025—enough to fill 50 NFL stadiums.

Cybersecurity Ventures, a research organization

CIPHERLOC

HOW DOES THE COMPANY GROW?

SERVICE

SOFTWARE

PARTNERSHIP

SideChannel

WE HELP THE MID-MARKET



Grow Revenue

Remove security threats as a sales barrier

Spend Wisely

Align IT spend to biggest risks

Earn Compliance

Satisfy regulatory requirements in a fraction of the time and cost

Join Our Investor Update Call May 19

Investor Contact:
Matt Kreps
Darrow Associates
+1-214-597-8200
mkreps@darrowir.com